                                                        Exhibit 99.2






                                      2001
                                  THIRD QUARTER
                               EARNINGS SUPPLEMENT








THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") THIRD QUARTER 2001 EARNINGS RELEASE.


--------------------------------------------------------------------------------
THIS SUMMARY CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 16 HEREIN AND IN THE COMPANY'S 2000 10-K ANNUAL REPORT, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
--------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                               THIRD QUARTER 2001
                                   HIGHLIGHTS


- Third quarter diluted EPS declined 59%, net revenue (managed basis) decreased 1%, and ROE was 14%. Results for the quarter were negatively impacted by $98MM ($65MM after-tax) due to various costs related to the terrorist attacks on September 11, 2001, as well as their impact on an already weakened economy and equity markets. In addition, the quarter includes a previously announced restructuring charge of $352MM ($232MM after-tax). Excluding the September 11th related costs and the restructuring charge, diluted EPS declined 17%, and ROE was 17%.

-  Compared with the third quarter of 2000:

   - Worldwide billed business declined 3% (down 2% excluding foreign exchange translation). Prior to September, worldwide billed business was up approximately 2%;
   - TRS' worldwide lending balances on a managed asset basis of $35.0B were up 18%;
   - Worldwide cards in force increased 9%, up 4.5MM from last year. In the third quarter, 600K net new cards were added; and,
   - AEFA assets owned, managed and administered of $234B were 20% lower than last year reflecting substantial market depreciation since 3Q '00.

-  American Express expanded its products and services during the quarter as it:

   - Launched/announced several new proprietary card products and services:
     -- The American Express Team New Zealand Credit Card, a co-branded card through which AXP will pay a percentage of spending to Team New Zealand to support the next defense of the Americas Cup;
     -- The American Express Platinum Card in India;
     -- The first smart credit card, Blue from American Express, in Australia; -- Travel Delay Protection, a new service offered to consumer and small business cardmembers that will pay for certain lodging expenses in the event of a missed connection, delayed flight departure, flight cancellation or denied boarding; and,
     -- A new option for U.S. MEMBERSHIP REWARDS and Hilton HHonors enrollees who can now earn both HHonors points and MEMBERSHIP REWARDS bonus points for the same stay at U.S. HHonors hotels.

   - Launched/announced several new network card partnerships/products:
     -- The AMP Credit Card in New Zealand;
     -- The Unibanca American Express Card in Venezuela;
     -- The Credomatic American Express Card in Panama;
     -- Capital One American Express Cards in the UK;
     -- The Dah Sing UFO American Express Card in Hong Kong; and,
     -- A partnership with Union Bank in Pakistan, transferring existing AXP
        Cards and merchant relationships to the bank.

   - Significantly increased merchant coverage in Japan through an agreement with JCB, Japan's largest card issuer and merchant acquirer, and are now expanding that partnership to Mexico, India, Australia, New Zealand and Canada.

   - Unveiled three products in corporate travel management:
     -- TravelBahn, a custom-built, high-speed data network connecting travel counselors' desktops to the tools needed to make travel reservations;
     -- Custom Information Gateway, which integrates proprietary databases and web-based tools into a highly-tailored customer services process; and -- American Express Deal Power, a tool that puts the travel manager in charge of integrated supplier negotiations through dynamic point-of-sale tools.

   - Formed a partnership between American Express Property Casualty companies and Costco Insurance Agency Inc., a wholly owned subsidiary of Costco Wholesale Corporation, to offer auto and homeowners insurance to Costco members in 22 states.

                            AMERICAN EXPRESS COMPANY
                               THIRD QUARTER 2001
                               HIGHLIGHTS (CONT'D)


   - Introduced new products at American Express Financial Advisors:

     -- The American Express Retirement Advisor Advantage Variable Annuity, issued by IDS Life Insurance Company, providing added security, asset rebalancing and new death benefit options; and,

     -- Two new international equity mutual funds:

        - AXP Partners International Aggressive Growth Fund, co-subadvised by American Century Investment Management and Liberty Wagner Asset Management L.P.; and,
        - AXP Partners International Select Value Fund, subadvised by Alliance Capital Management L.P.

   - Enhanced our Corporate Purchasing Card and Corporate E-Payments services in Europe, Asia and Latin America to provide flexible payment solutions for billing, invoicing, authentication, authorization, payment terms, reconciliation, receivables and international payments.


- Additional progress was made in broadening relationships with existing AXP customers as:

   - Approximately 30% of new AEFA clients came from the cardmember base; and


   - AEFA-manufactured investment certificates sold by AEB to its international clients continued to grow.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                                  CONSOLIDATED
                                   (UNAUDITED)


(millions, except per share amounts)                   Quarters Ended               Percentage
                                                        September 30,                Inc/(Dec)
                                             ---------------------------------    ---------------
                                                   2001              2000
                                                   ----              ----
CONSOLIDATED REVENUES:
      Net (managed basis)                        $5,478             $5,554              (1)%
                                                 ======             ======
      GAAP reporting basis                       $5,724             $5,981              (4)
                                                 ======             ======

NET INCOME:
      Reported                                     $298               $737             (60)
      Restructuring charge                          232                  -               -
      September 11th items                           65                  -               -
                                                   ----               ----
      Adjusted net income                          $595               $737             (19)
                                                   ====               ====

EPS:
      Reported -- Basic                           $0.23              $0.56             (59)
                                                  =====              =====
      Reported -- Diluted                         $0.22              $0.54             (59)
                                                  =====              =====

      Adjusted -- Diluted                         $0.45              $0.54             (17)
                                                  =====              =====

- Results reflect the negative effect of various items related to the terrorist attacks on September 11th and a previously announced restructuring charge due to the acceleration of several major reengineering initiatives that were planned for 2002.

     - Excluding the effect of these items, net income would have been $595MM, 19% lower than last year and diluted EPS would have been $0.45, 17% lower, reflecting weak economic and market conditions which deteriorated further after September 11th.

     - The $98MM ($65MM after-tax) of one-time costs and business interruption losses related to the September 11th terrorist attacks include provisions related to credit exposures to travel industry service establishments, insurance claims, and waived finance charges and late fees.

         -- The Company also incurred costs of approximately $42MM since September 11th, which are expected to be covered by insurance and, consequently, did not impact the quarterly results.
              These include the cost of duplicate facilities and equipment associated with the relocation of offices in lower
              Manhattan and certain other business recovery expenses. Costs associated with the damage to the Company's offices, extra operating expenses and business interruption losses are still being evaluated. The Company expects that a substantial portion of such costs and losses will be covered by insurance.

     - The restructuring charge of $352MM ($232MM after-tax) includes $184MM for severance relating to the elimination of approximately 6,100 jobs, and $168MM of other charges relating to the exit of certain locations and business lines. The expense savings for 2002 resulting from these initiatives is expected to be approximately $325MM, a portion of which will flow through to earnings in the form of improved operating expense margins. The rest is expected to be reinvested back into business areas with high-growth potential. These charges are further discussed within each operating segment's overview. The charge, estimated cost savings and employee reductions by segment are as follows:

                                   Restructuring Charge                                   Cost Savings
                               ------------------------------      Employee         -----------------------------
                                 Pretax          After-tax        Reductions            2002              2003
                               -----------     -------------    ---------------     -----------       -----------
        TRS                       $195              $127             4,700              $250              $260
        AEFA                        62                41               900                40                50
        AEB                         84                57               400                25                35
        Corporate &
         Other                      11                 7               100                10                15
                                  ----              ----              ----              ----              ----
           Total                  $352              $232             6,100              $325              $360
                                  ====              ====             =====              ====              ====

         -- The above reduction in force is in addition to approximately 1,600 positions, which have been or are in the process of being eliminated through reengineering activities initiated in the first half of this year. These activities in addition to other reengineering programs have generated realized savings in excess of $700MM during the first nine months of the year.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                              CONSOLIDATED (CONT'D)
                                   (UNAUDITED)

- CONSOLIDATED REVENUES: Net revenues declined due to lower billed business volumes, lower spreads on AEFA's investment portfolio, weaker travel revenues, as well as lower management and distribution fees. These items were partially offset by an increase in cards in force, larger loan balances and greater insurance premiums.


- CONSOLIDATED EXPENSES: Rose due to the special items mentioned above, larger provisions for losses and higher operating expenses. These increases were partially offset by lower marketing costs, a decline in human resource expenses, and other reengineering activities and expense control initiatives.


- SHARE REPURCHASES: There were no share repurchases during 3Q '01; since the inception of repurchase programs in September 1994, 357.2MM shares have been acquired. The decision to substantially reduce share repurchases during the second half of 2001 was previously announced as a result of the negative capital generation impact of the second quarter charges related to AEFA's investment portfolio.

                                                                        Millions of Shares
                                                              --------------------------------------
     -   AVERAGE SHARES:                                      3Q'01          2Q'01            3Q'00
                                                              -----          -----            -----
         Basic                                                1,324          1,321            1,326
                                                              =====          =====            =====
         Diluted                                              1,335          1,336            1,361
                                                              =====          =====            =====
     -   ACTUAL SHARES:
         Shares outstanding --  beginning of period           1,324          1,326            1,333
         Repurchase of common shares                              -             (5)              (5)
         Net settlements -- 3rd party share
          purchase agreements                                    11              1                -
         Employee benefit plans, compensation and other           1              2                1
                                                              -----          -----            -----
         Shares outstanding -- end of period                  1,336          1,324            1,329
                                                              =====          =====            =====

                               CORPORATE AND OTHER

- The net expense of $52MM in 3Q '01 compared with $46MM in 3Q '00 and 2Q '01. Included in the 3Q '01 results are $11MM ($7MM after-tax) of the previously discussed restructuring charges.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                             TRAVEL RELATED SERVICES
(preliminary)
                              STATEMENTS OF INCOME
                           (UNAUDITED, MANAGED BASIS)

                                                        Quarters Ended              Percentage
(millions)                                               September 30,               Inc/(Dec)
                                                 ------------------------------    ------------
                                                     2001               2000
                                                     ----               ----
Net revenues:
     Discount revenue                              $1,870             $1,963           (5)%
     Net card fees                                    423                420            1
     Lending:
          Finance charge revenue                    1,187              1,052           13
          Interest expense                            358                429          (17)
                                                    -----              -----
               Net finance charge revenue             829                623           33
     Travel commissions and fees                      358                433          (17)
     TC investment income                             103                103            -
     Other revenues                                   883                858            3
                                                    -----              -----
          Total net revenues                        4,466              4,400            2
                                                    -----              -----
Expenses:
     Marketing and promotion                          298                358          (17)
     Provision for losses and claims:
          Charge card                                 284                273            4
          Lending                                     573                386           48
          Other                                        34                 29           21
                                                    -----              -----
               Total                                  891                688           30
                                                    -----              -----
     Charge card interest expense                     365                362            1
     Human resources                                  987              1,017           (3)
     Other operating expenses                       1,335              1,254            6
     Restructuring charge                             195                  -            -
     Disaster recovery charge                          79                  -            -
                                                    -----              -----
          Total expenses                            4,150              3,679           13
                                                    -----              -----
Pretax income                                         316                721          (56)
Income tax provision                                   68                214          (68)
                                                    -----              -----
Net income                                           $248               $507          (51)
                                                    =====              =====

Note: Unless indicated otherwise, the following discussion addresses the "managed basis" Statements of Income. The GAAP Statements of Income are also included in the Company's Earnings Release.

- Net income declined 51% reflecting the effect of the restructuring charge and the costs directly related to the 9/11 terrorist attacks, as well as weak economic conditions which deteriorated further after 9/11.

     - Excluding these costs and the restructuring charge, net income declined 16%.

- Net revenues rose 2% from increased cards in force and growth in cardmember loans outstanding, which was partially offset by lower discount revenue and travel commissions and fees, resulting from the terrorist attacks of 9/11 and continued weakness in the economy.

- The higher expenses reflect the previously mentioned restructuring and disaster recovery charges, as well as greater provisions for losses and increased operating costs, which were partially offset by reduced marketing and promotion costs, lower human resource expenses and expense control initiatives.

     - TRS recorded a restructuring charge of $195MM ($127MM after-tax) in the quarter. The largest component of this charge is $128MM in severance costs for the elimination of approximately 4,700 jobs. The majority of these eliminations relate to accelerating the transition of business travel operations to the Internet, introducing new technology and consolidating facilities to allow for the further reduction of staffing levels in light of slower travel sales, primarily in the U.S. The severance also reflects the relocation or outsourcing of certain finance, operations, customer support and technology functions to lower-cost overseas locations and moving certain employee processing and service functions, including Human Resources processes, expense report processing and employee travel bookings, to the Internet. The remaining charge of $67MM is primarily related to lease and equipment abandonment costs.

     - The disaster recovery charge includes provisions related to credit exposures to travel industry service establishments and insurance claims, but excludes approximately $8MM of waived finance charges and late fees.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

- On a GAAP reporting basis, TRS recognized pretax gains of $29MM ($19MM after-tax) in 3Q '01 and $26MM ($17MM after-tax) in 3Q '00 related to the securitization of $0.7B and $0.8B of U.S. Lending receivables, respectively. In both periods, these gains were offset by expenses related to card acquisition initiatives and, therefore, had no material impact on net income or total expenses in either period.

     For purposes of the above "managed basis" Statements of Income, which present TRS' results as if there had been no securitizations, such gains (reported on the GAAP Statements of Income as a $15MM reduction in the Lending Provision for Losses in both periods and increases in Other Revenues and Lending Interest Expense) and corresponding changes in Marketing and Promotion and Other Operating Expenses have been eliminated.

- The pretax margin was 7.1% in 3Q '01, down from 16.4% last year due to the effect of weaker revenue conditions and the special charges this year.

- The effective tax rate was 22% in 3Q '01 versus 29% in 2Q '01 and 30% in 3Q '00. The decline this quarter reflects the relatively higher Travelers Cheque contribution created by the special charges and weaker revenue conditions.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

- DISCOUNT REVENUE: Lower billed business and a lower discount rate yielded a 5% decrease in discount revenue.
      - The average discount rate in 3Q '01 and 2Q '01 was 2.67% versus 2.70% in 3Q '00. The decline from last year reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.), as well as significantly weaker T&E spending within Corporate Services during the quarter.
         -- We believe the AXP value proposition is strong. However, continued changes in the mix of business, the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.

                                                                        Quarters Ended              Percentage
                                                                         September 30,              Inc/(Dec)
                                                                ------------------------------    -------------
                                                                    2001               2000
                                                                    ----               ----
        Card billed business (billions):
             United States                                         $54.4              $56.2             (3)%
             Outside the United States                              18.0               18.6             (3)
                                                                   -----              -----
             Total                                                 $72.4              $74.8             (3)
                                                                   =====              =====

        Cards in force (millions):
             United States                                          34.7               32.9              6
             Outside the United States                              20.2               17.5             15
                                                                    ----               ----
             Total                                                  54.9               50.4              9
                                                                    ====               ====

        Basic cards in force (millions):
             United States                                          26.9               25.8              4
             Outside the United States                              15.4               13.4             15
                                                                    ----               ----
             Total                                                  42.3               39.2              8
                                                                    ====               ====

        Spending per basic card in force (dollars) (a):
             United States                                        $2,019             $2,198             (8)
             Outside the United States                            $1,422             $1,641            (13)
             Total                                                $1,846             $2,041            (10)

             (a) Proprietary card activity only.

      - BILLED BUSINESS: The 3% decrease in billed business resulted from lower spending per basic cardmember worldwide, which was partially offset by growth in cards in force. The lower cardmember spending reflects the continuation of generally weaker economic conditions during the quarter, as well as a significantly lower level of spending, particularly within the travel related categories, subsequent to the 9/11 terrorist attacks.
         -- U.S. billed business decreased 3% reflecting 3% growth within the consumer card business on 11% higher transaction volume, a slight decrease within small business services and a 19% decline within Corporate Services.
             - Spending per basic card in force declined 8% reflecting the economic and industry factors cited above and the dilutive effect of multiple consecutive quarters of strong card growth.
         -- Excluding the impact of foreign exchange translation:
             - Total billed business outside the U.S. was flat on slight growth in Europe and Asia, offset by mid-single digit declines in Canada and Latin America.
             - Spending per proprietary basic card in force outside the U.S. declined 10% reflecting the same factors present within the U.S.
         -- Network partnership and Purchasing Card volumes sustained their stronger growth levels, in excess of the consolidated worldwide billed business growth rate.
         -- Non-T&E related volume categories continued to grow, but were offset by lower travel-related volumes. During the first 8 months of 2001, non-T&E related volumes in the U.S. represented approximately 57% of total billed business and T&E related volumes were 43%. U.S. non-T&E related volumes were up 10% during the first two months of the third quarter, but flat during September. U.S. T&E related volumes were down 7% during the first two months and declined 34% in September.
         -- Airline related volume, which represented approximately 17% of U.S. billed business during the first eight months of 2001, declined approximately 28% as both the average airline charge and transaction volume were down double-digits. During September, airline volumes were down approximately 50%.
      -  CARDS IN FORCE worldwide rose 9% versus last year.
         -- U.S. card acquisitions during the quarter (100K net new cards added) reflect more selective consumer card and small business services activities in light of economic conditions.
         -- Outside the United States, 500K cards in force were added during the quarter on continued proprietary card and network card growth.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

- NON-AMEX BRANDED STATISTICS: Total cards in force and billed business exclude activities on Non-Amex Branded cards (Visa and Eurocards) issued in connection with joint venture activities. These are reported as separate line items within TRS' selected statistical information.

                                               Quarters Ended            Percentage
                                               September 30,              Inc/(Dec)
                                            -------------------------   -------------
                                              2001             2000
                                              ----             ----
     Cards in force (millions)                 0.7              0.6            6%
     Billed business (billions)               $0.9             $0.8           10

- NET CARD FEES: Rose slightly as the increase in cards in force was offset by the mix shift toward lower and no fee products. The average fee per card in force of $34 in 3Q '01 declined from $36 in 3Q '00 and was flat with 2Q '01.

- NET FINANCE CHARGE REVENUE: Rose 33% on 20% growth in average worldwide lending balances.

      - The yield on the U.S. portfolio rose to 8.8% in 3Q '01 from 7.8% in 3Q '00 and 8.6% in 2Q '01 as a decrease in the proportion of the portfolio on introductory rates and the benefit of lower funding costs, which lag in their effect on finance charge revenue, were partially offset by the evolving mix of products toward more lower-rate offerings.

- TRAVEL COMMISSIONS AND FEES: Declined 17% on a 28% contraction in travel sales due to the effects of the terrorist attacks on 9/11 and the previously existing weaker corporate travel environment. Travel sales declined 35% during September. The revenue earned per dollar of sales increased (9.2% in 3Q '01 versus 8.7% in 2Q '01 and 8.0% in 3Q '00), reflecting new fees related to certain client services, which were partially offset by continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

- TC INVESTMENT INCOME: Was flat as a higher average investment was offset by a decline in the pretax yield. TC sales declined 5% in the quarter and 17% in September.

- OTHER REVENUES: Increased 3% due to higher card-related fees and larger insurance premiums.

- MARKETING AND PROMOTION EXPENSES: Decreased 17% as we rationalized certain marketing efforts in light of the weaker business environment.

- CHARGE CARD INTEREST EXPENSE: Was up 1% due to a slightly higher effective cost of funds offset by lower billed business volumes.

- HUMAN RESOURCE EXPENSES: Decreased 3% versus last year as a result of a lower average number of employees and lower levels of incentive compensation.

      - The employee count at 9/01 of 74,500 was up approximately 200 versus last year primarily due to increased global technology business demands and the substitution of contract programmers with full-time employees. In the quarter, the number of employees declined by approximately 1,000 primarily due to reengineering initiatives.

- OTHER OPERATING EXPENSES: Were up 6% as higher costs related to business growth, cardmember loyalty programs, professional fees for outsourcing activities and various business building initiatives were partially offset by reengineering activities and cost containment efforts.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

-     CREDIT QUALITY:

      - As a result of the weaker economy, overall credit quality deteriorated modestly in the quarter, but remained at relatively attractive levels. While specific quantification of the impact is difficult and subjective, the deterioration during the quarter appears to reflect some short-term impact on customers from the events of 9/11.

      - The provision for losses on charge card products rose 4% due to the higher past due and write-off levels.

      - The lending provision for losses was 48% above last year on growth in outstanding loans and the weaker credit environment.

      - Reserve coverage ratios at more than 100% of past due balances remained strong.

      -  WORLDWIDE CHARGE CARD:

         -- The write-off rate increased from the historically low levels achieved last year. Past due rates also rose versus last year and last quarter. The increases partially reflect economic conditions, but also the impact of slower volume growth and a lower receivable base on the calculation.

                                                                                  9/01           6/01           9/00
                                                                             -----------     ----------     ---------
             Loss ratio, net of recoveries                                       0.45%          0.42%          0.37%
             90 days past due as a % of receivables                               3.0%           2.9%           2.3%

         -- Reserve coverage of past due accounts remained strong.

                                                                                  9/01           6/01           9/00
                                                                             -----------     ----------     ---------
             Reserves (MM)                                                     $1,026         $1,034           $987
             % of receivables                                                     4.1%           4.0%           3.5%
             % of past due accounts                                               136%           138%           152%

      -  U.S. LENDING:

         -- The write-off rate decreased from last quarter but increased versus last year. The past due rate rose versus last year and last quarter.

                                                                                  9/01           6/01            9/00
                                                                             -----------     ----------     ---------
             Write-off rate, net of recoveries                                    5.6%          5.7%            4.3%
             30 days past due as a % of loans                                     3.2%          2.9%            2.6%

         -- The lending reserve balance increased during the quarter.

                                                                                  9/01           6/01            9/00
                                                                             -----------     ----------     ---------
             Reserves (MM)                                                     $1,018           $959            $731
             % of total loans                                                     3.3%           3.1%            2.7%
             % of past due accounts                                               101%           107%            103%

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                       AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                  STATEMENTS OF INCOME
                                   (UNAUDITED)

(millions)                                                  Quarters Ended            Percentage
                                                             September 30,             Inc/(Dec)
                                                      -------------------------      -------------
                                                         2001             2000
                                                         ----             ----
Revenues:
     Investment income                                   $490             $582           (16)%
     Management and distribution fees                     595              700           (15)
     Other revenues                                       307              258            18
                                                        -----            -----
          Total revenues                                1,392            1,540           (10)
     Provision for losses and benefits:
          Annuities                                       242              253            (5)
          Insurance                                       171              146            17
          Investment certificates                          71               89           (20)
                                                        -----            -----
               Total                                      484              488            (1)
                                                        -----            -----
          Total net revenues                              908            1,052           (14)
                                                        -----            -----
Expenses:
     Human resources                                      469              527           (11)
     Other operating expenses                             172              138            24
     Restructuring charge                                  62                -             -
     Disaster recovery charge                              11                -             -
                                                        -----            -----
          Total expenses                                  714              665             7
                                                        -----            -----
Pretax income                                             194              387           (50)
Income tax provision                                       49              118           (58)
                                                        -----            -----
Net income                                               $145             $269           (46)
                                                        =====            =====

- Net income declined 46% reflecting the effect of the restructuring, the 9/11 related charges and the continuing effect of the weak economy and financial markets, which were exacerbated by the terrorist attacks on 9/11.

     - AEFA recorded a restructuring charge of $62MM ($41MM after-tax) during the quarter. This charge primarily reflects office lease and equipment abandonment costs and severance for the elimination of approximately 900 jobs as we optimize the client service organization and field force leadership structure, and relocate and consolidate finance and technology functions.
     - Also included is an $11MM disaster recovery charge for costs related to life insurance claims by clients impacted by the terrorist attacks.
     -   Excluding these charges, net income declined 28%.

-    Net revenues declined 14% reflecting:
     - Lower spreads on investment portfolio products, mostly reflecting the impact of the portfolio repositioning activities discussed as part of our 2Q '01 results;
     -   Reduced management fees from lower average managed asset levels;
     - A decrease in distribution fees from weaker mutual fund sales levels; partially offset by higher insurance premiums.

- The substantial pretax margin decline reflects the relatively weak revenue environment and the negative impact of the charges discussed above.

- The effective tax rate was 25.2% in 3Q '01, versus 30.4% in 3Q '00. The decline reflects the relatively greater impact this quarter of tax credits from affordable housing project investments due to the substantially lower level of pretax income.

-    ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                       Percentage
     (billions)                                                 September 30,           Inc/(Dec)
                                                        --------------------------    ------------
                                                            2001             2000
                                                            ----             ----
     Assets owned (excluding separate accounts)            $42.5            $40.6            5%
     Separate account assets                                24.3             36.6          (34)
     Assets managed                                        139.0            178.7          (22)
     Assets administered                                    28.6             38.0          (25)
                                                          ------           ------
                    Total                                 $234.4           $293.9          (20)
                                                          ======           ======

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)

-    ASSET QUALITY:

     - Except for modest deterioration in the high yield portfolio and rated structured investments, asset quality remains strong.
     - Non-performing assets relative to invested assets were 0.1% and were 344% covered by reserves, including those related to the impairment of high-yield securities.
     - High-yield investments totaled $1.4B at 9/30/01, down from $2.7B at 6/30/01, and represented approximately 4% of AEFA's portfolio. This compares to 8% as of 6/30. While most of the portfolio repositioning sales were completed prior to 9/11, the impact of the events on the market disrupted our ability to fully complete the process, particularly the reinvestment of proceeds. Going forward, we plan to work toward a level that's more in line with industry averages of approximately 7%
         -- In October, the Company completed a transaction which securitized a large portion of its rated CDO securities. The transaction has the following consequences:
              -    Pools the performance of 44 separate
                   CDO securities allowing recognition of the investment return related to the overall performance of the portfolio. The ability to evaluate future cash flows at the portfolio level, rather than on a security-by-security basis, should increase the predictability of future earnings; and,
              - Monetizes a small portion of the CDO securities by selling notes in this structure to third-party investors.
     - The SFAS No. 115 related mark-to-market adjustment on the portfolio (reported in assets pretax) was appreciation of $717MM at 9/01 and $182MM at 6/01 versus depreciation of ($808MM) at 9/00.

-    INVESTMENT INCOME:

     - Gross investment income decreased due to a lower average yield, mostly due to the repositioning of the portfolio. The effect of this was amplified by our inability to reinvest in appropriate quality high yield bonds during September. In addition, there is a larger decrease this year in the value of options hedging outstanding stock market certificates, which was offset in the certificate provision. Also included is a modest loss related to the securitization of CDO's and the mark-to-market on the high yield bonds still held for sale at the end of September.
     - Average invested assets of $33.9B (excluding unrealized appreciation/depreciation) rose 3% versus $32.9B in 3Q '00.
     -   The average yield on invested assets was 6.7% versus 7.1% in 3Q '00.
     - Underlying spreads within the insurance and annuity products were down versus last year and last quarter; spreads for certificates were up versus both periods.

- MANAGEMENT AND DISTRIBUTION FEES: The decrease of 15% was due to lower average assets under management and weaker mutual fund sales, reflecting the continued negative impact of weak equity market conditions.

     -  ASSETS MANAGED:

                                                                                         Percentage
       (billions)                                           September 30,                 Inc/(Dec)
                                                       ----------------------------    ---------------
                                                            2001              2000
                                                            ----              ----
       Assets managed for individuals                      $91.2            $122.0           (25)%
       Assets managed for institutions                      47.8              56.7           (16)
       Separate account assets                              24.3              36.6           (34)
                                                          ------            ------
                      Total                               $163.3            $215.3           (24)
                                                          ======            ======

       -- The decline in managed assets since 9/00 resulted from $56.1B of market depreciation, partially reflecting the 28% decline in the S&P 500 during the past year, offset in part by $4.1B of net new money.

       -- The $23.9B decrease in managed assets during 3Q '01 resulted from market depreciation of $20.2B and net outflows of $3.7B, predominately within institutional and AXP related activities.

           - Within our retail related activities outflows and redemption levels held steady while new money inflows decreased as investor activities slowed, particularly in September.

           - Institutional related activities experienced outflows due to the loss of accounts, withdrawals on existing accounts and reduced AXP related holdings reflecting the seasonal reduction in the TC portfolio and a TRS liquidity oriented portfolio.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)


-    PRODUCT SALES:
     - Total gross cash sales from all products were down 33% versus 3Q '00 as generally weak sales conditions deteriorated even further during the latter part of September.
     - Mutual fund sales decreased 37% as both proprietary and non-proprietary fund sales declined. The largest portion of non-proprietary fund sales continued to occur in "wrap" accounts. Within proprietary funds:
         -- Bond fund sales grew; sales of equity and money market funds declined.
         -- Redemption rates held relatively steady and continued to compare favorably with industry levels.
     - Annuity sales decreased 11%, as growth in fixed annuity sales was offset by a decline in variable annuity sales.
     - Sales of insurance products fell 9% reflecting lower sales of life products, partially offset by higher property-casualty sales, in part due to sales through Costco.
     - Certificate sales increased 8% reflecting strength in both advisor sales and sales of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Institutional sales declined 75% versus a relatively strong third quarter last year, reflecting both lower new sales and lower additional contributions.
     - Other sales increased 37% due to additional contributions from existing 401(k) plan sponsors, as well as growth in our limited partnership sales and wealth management account activities.
     - Advisor product sales generated through financial planning and advice services were 72% of total sales in 3Q '01 versus 69% in 3Q '00.

-    OTHER REVENUES:  Were up 18% on higher life and property-casualty insurance
     - Financial planning and advice services fees of $23.1MM fell 11% versus 3Q '00 reflecting the reduction in the advisor force and the impact of the weaker environment. Fees were down in excess of 25% post-9/11.

- PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions decreased due to a smaller inforce level and a lower accrual rate. Insurance provisions rose due to higher inforce levels, partially offset by lower accrual rates. Certificate provisions decreased as higher inforce levels were offset by lower accrual rates and the effect on the stock market certificate product of greater depreciation this year in the S&P 500.

- HUMAN RESOURCES: Expenses declined 11% reflecting lower field force compensation-related expenses due to the decline in advisors and the impact of lower volumes on advisor compensation, as well as the benefits of reengineering and cost containment initiatives within the home office where employees were down 12% versus 9/30/00.
     - TOTAL ADVISOR FORCE: 11,385 at 9/01; down 752 advisors, or (6)%, versus 9/00 and down 261 advisors versus 6/01.
         -- The decrease in advisors versus 6/01 reflects reduced recruiting we worked to improve the advisor platform dynamics, and higher termination rates due to the weaker environment and proactive efforts to weed out unproductive advisors.
             -  Veteran advisor retention rates remain strong.
         -- In light of current challenging market conditions, we expect to continue to carefully manage new advisor additions in coming quarters to ensure overall field force costs are appropriately controlled and advisor production is maximized.
         -- Total production, advisor productivity and client acquisistions were down versus last year reflecting the more difficult selling environment.
             - The total number of clients was up 4% and accounts per client were flat. Client retention exceeded 95%.

- OTHER OPERATING EXPENSES: The increase reflects a relatively low level of expenses last year. Expenses declined 1% versus 2Q '01 reflecting the success of reengineering activities and continuing efforts to control core operating expenses.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                              AMERICAN EXPRESS BANK

(preliminary)                   STATEMENTS OF INCOME
                                   (UNAUDITED)

(millions)                                                Quarters Ended               Percentage
                                                           September 30,                Inc/(Dec)
                                                    ----------------------------      --------------
                                                       2001            2000
                                                       ----            ----
Net revenues:
     Interest income                                   $174            $188                 (8)%
     Interest expense                                    98             125                (22)
                                                       ----            ----
           Net interest income                           76              63                 20
     Commissions and fees                                51              54                 (5)
     Foreign exchange income and other revenue           38              29                 30
                                                       ----            ----
           Total net revenues                           165             146                 13
                                                       ----            ----
Expenses:
     Human resources                                     60              65                 (8)
     Other operating expenses                            69              67                  3

     Provision for losses -- ongoing                     14               6                  #
                          -- restructuring related       26               -                  -
                                                       ----            ----
     Total provision                                     40               6                  #
     Restructuring charge                                58               -                  -
                                                       ----            ----
           Total expenses                               227             138                 64
                                                       ----            ----
Pretax (loss)/income                                    (62)              8                  #
Income tax (benefit)/provision                          (19)              1                  #
                                                       ----            ----
Net (loss)/income                                      $(43)             $7                  #
                                                       ====            ====

# Denotes variance in excess of 100%.

- AEB recorded a restructuring charge of $84MM ($57MM after-tax) primarily reflecting plans to further scale back corporate lending activities in parts of Asia, Latin America and Europe. The pretax charge includes $24MM of currency translation losses previously recorded in shareholder's equity, $29MM of severance benefits for approximately 400 employees and a $26MM provision for losses.

- Excluding the effect of the restructuring charges, net income was approximately double last year's amount.

- Revenues grew 13% as higher net interest income and foreign exchange and other revenue was partially offset by lower commissions and fees. AEB's two individual oriented businesses continued to grow, despite a more difficult market environment, as Private Banking client holdings rose 20% and client volumes in Personal Financial Services (PFS) increased 11%. Revenues within Corporate Banking declined as we continued to de-emphasize these activities.
     - Net interest income rose 20% due to higher consumer loans and lower funding costs, partially offset by decreases in Corporate Banking.
     - Commissions and fees were down 5% from lower results in Corporate Banking and lower mutual fund fees within our third party activities in the Financial Institutions Group, partially offset by higher loan volumes in PFS.
     - Foreign exchange income and other revenue increased 30% due to higher joint venture earnings, partially offset by lower Corporate Banking revenue.

- Human resource expenses were down reflecting the benefits of a lower employee level and reduced costs related to reengineering activities.

-    The ongoing provision for losses increased mostly due to PFS loan growth.

-    AEB remained "well-capitalized".

                            9/01          6/01           9/00          Well-Capitalized
                          ----------   -----------    -----------    --------------------
     Tier 1                  9.9%         10.4%          10.4%                6.0%
     Total                  10.6%         11.1%          11.9%               10.0%
     Leverage Ratio          5.4%          5.8%           5.8%                5.0%

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                         AMERICAN EXPRESS BANK (CONT'D)
-    EXPOSURES
     - AEB's loans outstanding were $5.6B at 9/01, versus $5.1B at 9/00 and $5.5B at 6/01. Activity since 9/00 included a $650MM decrease in corporate banking loans and a $1.1B increase in consumer and private banking loans, including the transfer of $150MM of collateralized loans from Corporate Banking. Compared to 6/01, corporate banking loans decreased by $150MM, while consumer and private banking loans increased by $200MM. As of 9/01, consumer and private banking loans comprised 55% of total loans versus 53% at 6/01 and 39% at 9/00; corporate banking loans comprised 22% of total loans versus 24% at 6/01 and 36% at 9/00; and financial institution loans comprised 23% of total loans at 9/01 and 6/01 versus 25% at 9/00.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $8.0B to the credit exposures at 9/01, $7.6B at 6/01 and $7.2B at 9/00. Of the $8.0B of additional exposures at 9/01, $5.8B were relatively less risky cash and securities related balances.

       ($ in billions)                                                        9/30/01
                                                 ------------------------------------------------------------------
                                                                                Net
                                                                            Guarantees                                 6/30/01
                                                             FX and             And                       Total         Total
       Country                                    Loans    Derivatives      Contingents     Other(1)    Exposure(2)   Exposure(2)
       -------                                    -----    -----------      -----------     -----       --------      --------
       Hong Kong                                   $1.0              -             $0.1      $0.1           $1.2          $1.1
       Indonesia                                      -              -                -         -            0.1           0.1
       Singapore                                    0.5              -              0.1       0.1            0.7           0.6
       Korea                                        0.1              -                -       0.2            0.3           0.5
       Taiwan                                       0.2              -                -       0.1            0.3           0.2
       Japan                                          -              -                -       0.1            0.1           0.1
       Other                                          -              -                -       0.1            0.1           0.2
                                                  -----          -----            -----     -----          -----        ------
           Total Asia/Pacific Region (2)            1.9              -              0.2       0.7            2.9           2.9
                                                  -----          -----            -----     -----          -----        ------

       Chile                                        0.2           $0.1                -       0.1            0.3           0.4
       Brazil                                       0.3              -                -         -            0.4           0.4
       Mexico                                         -              -                -         -            0.1           0.1
       Argentina                                    0.1              -                -         -            0.1           0.1
       Peru                                           -              -                -         -            0.1             -
       Other                                        0.3              -              0.2       0.1            0.7           0.6
                                                  -----          -----            -----     -----          -----        ------
           Total Latin America (2)                  0.9            0.1              0.3       0.3            1.6           1.5
                                                  -----          -----            -----     -----          -----        ------

       India                                        0.3              -              0.1       0.3            0.7           0.7
       Pakistan                                     0.1              -                -       0.1            0.2           0.2
       Other                                        0.1              -              0.1       0.1            0.2           0.2
                                                  -----          -----            -----     -----          -----        ------
           Total Subcontinent (2)                   0.4              -              0.1       0.5            1.1           1.1
                                                  -----          -----            -----     -----          -----        ------

       Egypt                                        0.2              -                -       0.2            0.4           0.4
       Other                                        0.1              -                -         -            0.2           0.2
                                                  -----          -----            -----     -----          -----        ------
           Total Middle East and Africa (2)         0.3              -              0.1       0.2            0.6           0.6
                                                  -----          -----            -----     -----          -----        ------

           Total Europe (2)                         1.6            0.1              0.4       3.0            5.0           4.8

           Total North America (2)                  0.3              -              0.3       1.7            2.3           2.1
                                                  -----          -----            -----     -----          -----        ------

       Total Worldwide (2)                         $5.6           $0.2             $1.5      $6.3          $13.6         $13.1
                                                  =====          =====            =====     =====          =====        ======

     (1) Includes cash, placements and securities.
     (2) Individual items may not add to totals due to rounding.
         Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                            AMERICAN EXPRESS COMPANY
                           THIRD QUARTER 2001 OVERVIEW
                         AMERICAN EXPRESS BANK (CONT'D)





- Total non-performing loans of $133MM were down from $156MM at 9/00 and $159MM at 6/01 as a result of decreases within the Corporate Banking business. The decreases in both periods are due to loan payments and write-offs, mainly in Indonesia, partially offset by net downgrades of the risk status of various loans.

- Other non-performing assets of $2MM at 9/01 and $4MM at 6/01, which primarily consisted of other real estate owned, compared with $37MM at 9/00 which were primarily foreign exchange and derivative contracts. The decrease since 9/00 reflects payments/maturities and write-offs, mainly in Indonesia.

- AEB's total reserves at 9/01 of $149MM compared with $130MM at 6/01 and $179MM at 9/00 and are allocated as follows:

     (millions)                                         9/01        6/01         9/00
                                                     --------    --------     --------
     Loans                                              $144        $126         $158
     Other Assets, primarily derivatives                   3           3           16
     Other Liabilities                                     2           1            5
                                                        ----        ----         ----
          Total                                         $149        $130         $179
                                                        ====        ====         ====

     - Reserve coverage of non-performing loans of 108% at 9/01 compared with 79% at 6/01 and 102% at 9/00. Reserve coverage at 9/01 reflects a $26MM addition to reserves through the restructuring charge as we scale back the Corporate Banking business in certain countries.


- Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends, and the impact of current economic conditions. As of September 30, 2001 management considers the loss reserve to be appropriate.

               INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS


This document contains forward-looking statements that are subject to risks and uncertainties. The words "believe", "expect", "anticipate", "intend", "aim", "will", "should", and similar expressions are intended to identify these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

Fluctuation in the equity markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management and distribution fees received based on those assets; potential deterioration in the high yield sector and other investment areas, which could result in further losses in AEFA's investment portfolio; the ability of AEFA to sell certain high yield investments at expected values and within anticipated time frames and to maintain its high yield portfolio at certain levels in the future; developments relating to AEFA's new platform structure for financial advisors, including the ability to increase advisor productivity, moderate the growth of new advisors and create efficiencies in the infrastructure; AEFA's ability to effectively manage the economics in selling a growing volume of non-proprietary products to clients; investment performance in AEFA's mutual fund business; the success, timeliness and financial impact, including costs, cost savings and other benefits, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing, relocating certain functions to lower cost overseas locations, moving internal and external functions to the internet to save costs, the scale back of corporate lending in certain regions, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer term investment spending; the Company's ability to recover under its insurance policies losses resulting from the September 11th terrorist attacks; consumer and business spending on the Company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new cardholders, capture a greater share of existing cardholders' spending, sustain premium discount rates, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the global network services business; successfully expanding the Company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the U.S. and abroad; effectively leveraging the Company's assets, such as its brand, customers and international presence, in the Internet environment; investing in and competing at the leading edge of technology across all businesses; increasing competition in all of the Company's major businesses; fluctuations in interest rates, which impacts the Company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and returns on the Company's investment portfolios; foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect commercial lending activities, among other businesses; legal and regulatory developments, such as in the areas of consumer privacy and data protection; acquisitions;
and outcomes in litigation. A further description of risks and uncertainties can be found in the Company's 10-K Annual Report for the fiscal year ending December 31, 2000 and other reports filed with the SEC.